UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2025

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600
Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

(484) 254-6134
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 5, 2025, NRx Pharmaceuticals, Inc. (the “Company”) entered into a binding term sheet defining the terms of a share purchase agreement (“SPA”) by and between the Company, HOPE Therapeutics, Inc., a wholly-owned subsidiary of the Company (“HOPE”), and JGS Holdings LLC, a Wyoming Limited Liability Company (the “Investor”), whereby the Investor intends to purchase: (i) $25.0 million in shares of HOPE’s Series A Preferred Stock convertible into one-third of all fully diluted outstanding equity of HOPE; and (ii) 730,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a price of $2.74 per share, for an aggregate purchase price of $2.0 million.

As consideration for the investment, the Investor shall receive (i) warrants to purchase 3.0 million shares of Common Stock, which warrants have a term of two years, are exercisable at a price of $3.00 per share, and shall become fully vested upon payment of the investment amounts above; (ii) an additional 500,000 shares of Common Stock by way of sale from a certain stockholder of the Company at a purchase price of $2.75 per share within 60 days of such shares being available; (iii) conditional participation rights in certain future equity financing transactions; (iv) certain royalty rights; (v) the right to appoint a designee to sit on the Board of Directors of Hope; and (vi) the right to appoint a designee as a member on the Board of Directors of the Company until the date of the Company’s next annual meeting of shareholders, following completion of certain disclosure requirements as prescribed by each of the Securities and Exchange Commission and the Nasdaq Capital Market. The Term Sheet also provides for registration rights of the Common Stock issued to the investor.

Availability of capital under the Term Sheet is conditioned upon the completion of due diligence and the execution of definitive agreements and is subject to terms and conditions of the SPA.

A copy of the press release announcing the entrance into the Term Sheet is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The shares are being offered and sold to the Investor by the Company in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder.

Item 8.01	Other Events

See Item 1.01

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Term Sheet, dated as of January 5, 2025, between the Company and JGS Holdings LLC
99.1*	Press Release, dated January 6, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: January 10, 2025	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Title:	Interim Chief Executive Officer